Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-181609 and 333-256946) on Form S-8 of our report dated April 14, 2021, with respect to the consolidated financial statements of Citi Trends, Inc.

/s/ KPMG LLP

Jacksonville, Florida

April 13, 2023